Exhibit 10.4
RESTRICTED STOCK AGREEMENT
Pursuant to
CONSTELLATION BRANDS, INC.
LONG-TERM STOCK INCENTIVE PLAN

Name of Participant:

Date of Grant:

Number of Shares:

Value of Each Share on Date of Grant:         $

This RESTRICTED STOCK AGREEMENT (the "Agreement"), dated as of ______________, is made between Constellation Brands, Inc. (the "Company") and ______________ (the "Participant") to record the granting of Restricted Stock on _____________ (the "Date of Grant") to the Participant pursuant to the Company's Long-Term Stock Incentive Plan, as amended from time to time (the "Plan").

The Company and the Participant hereby agree as follows:

1.         Grant of Shares.  The Company hereby grants to the Participant, as of the Date of Grant, subject to and in accordance with the terms and conditions of the Plan and this Agreement, _______ shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Stock").  (The grant of shares of Class A Stock to the Participant, evidenced by this Agreement, is an award of Restricted Stock (as defined in the Plan) and such shares of Restricted Stock are referred to herein as the "Shares".)

2.         Vesting of Shares.

(a)           Service.  Ownership of 100% of the Shares shall vest on __________, provided that the Participant continues as a member of the Company’s Board of Directors until such date.

(b)           Death or Disability.  If the Participant ceases being a member of the Company’s Board of Directors as a result of the Participant’s death or disability, the Shares shall immediately vest.  For this purpose, “disability” means a long-lasting physical or mental impairment that prevents the Participant from performing his/her duties as a member of the Company’s Board of Directors, as solely determined by the Board of Directors.

(c)           Termination.  If the Board of Directors decides not to nominate the Participant for an additional term as a member of the Company’s Board of Directors, unless such decision is for Cause, the Shares shall vest on the date of the Company’s next Annual Meeting of Stockholders, at which directors are elected; provided that the Participant continues as a member of the Company’s Board of Directors until such date.

(d)           Change in Control. The Shares are subject to the provisions of the Plan pertaining to a Change in Control of the Company.

3.         Forfeiture.  Shares that do not become vested in accordance with the vesting criteria set forth in Section 2 above (and any dividends or other distributions related to such Shares) shall be forfeited to the Company.

4.         Legend. Each share certificate representing the Shares shall bear a legend indicating that such Shares are "Restricted Stock" and are subject to the provisions of this Agreement and the Plan.

5.         Transferability; Restricted Share Certificates to be Held by the Company.  The Shares shall become transferable only when they become vested in accordance with Section 2 of this Agreement.  Share certificates representing all unvested Shares shall be held by the Company until such Shares have become vested.  As the Shares vest, and as all other restrictions and conditions set forth in this Agreement and under the Plan (as they apply to Restricted Stock) are satisfied, certificates representing the Shares (along with any dividends and other distributions relating to those Shares) shall be released to the Participant.  At that time, the Company shall take such steps as may be appropriate to delete the legend on the certificate which identifies the Shares as Restricted Stock.

6.         Section 83(b) Election.  The Participant may elect, within 30 days of the Date of Grant pursuant to Section 83(b) of the Internal Revenue Code, to include in his or her gross income the fair market value of the Shares covered by this Agreement in the taxable year of grant.  If the Participant makes this election, he shall promptly notify the Company by submitting to the Company a copy of the statement filed with the Internal Revenue Service in which the Participant makes such election.

7.         General Restrictions on Issuance of Stock Certificates.  The Company shall not be required to deliver any certificate representing the Shares until it has been furnished with such opinions, representations or other documents as it may deem necessary or desirable, in its discretion, to insure compliance with any law or Rules of the Securities and Exchange Commission or any other governmental authority having jurisdiction under the Plan or over the Company, the Participant, or the Shares or any interests granted thereunder.  This award of Restricted Stock is also subject to the condition that, if at any time the Committee administering the Plan shall determine, in its discretion, that the listing, registration or qualification of the Shares (or any capital stock distributed thereon) upon the  New York Stock Exchange, any other securities exchange, the NASDAQ Stock Market or under any state or Federal law or other applicable Rule, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of this award of Restricted Stock or the issue of the Shares (or the issue of any dividends or other distributions related to the Shares), the Shares (and any dividends or other distributions related thereto) may not be transferred unless such listing, registration, qualification, consent or approval shall have been effected or obtained to the complete satisfaction of the Committee and free of any conditions not acceptable to the Committee.

8.         Rights as Shareholder.  Except for the dividend and distribution restrictions described below, and the transfer and other restrictions set forth elsewhere in this Agreement and in the Plan, the Participant, as record holder of the Shares, shall possess all the rights of a holder of the Company's Class A Stock, including voting, dividend and other distribution rights, provided, however, that prior to vesting, the certificates representing the Shares, as well as any dividends or other distributions with respect to such Shares, shall be held by the Company for the benefit of the Participant.  Any distributions with respect to the Shares in the form of capital stock shall be treated as Restricted Stock in the same manner as the Shares.  If the underlying Shares do not vest, then any capital stock distributed with respect to the Shares, as well as any other dividends or other distributions with respect to such Shares, shall be forfeited to the Company.  The Participant agrees to deliver to the Company a stock power executed in blank covering the Shares (and covering any capital stock distributed with respect to such Shares) which shall be returned to Participant with the appropriate stock certificate when the Shares represented thereby vest.  The stock power with respect to any certificate representing Shares which do not vest shall be completed in the name of the Company by an officer of the Company and returned to the treasury.

9.         Adjustment of Shares.  As provided by the Plan, in the event of any change in the capital stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase capital stock at a price substantially below fair market value, or of any similar change affecting the capital stock, the Shares shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participant hereunder.

10.       Coordination With Plan.  The Participant acknowledges that he has previously received a copy of the Plan and agrees to be bound by all of the terms and provisions thereof, including any which may conflict with those contained in this Agreement.  Capitalized terms used in this Agreement and not otherwise defined shall have the meaning given to such terms under the Plan.

11.       Notices.  All notices to the Company shall be in writing and sent to the Company's General Counsel at the Company's offices located at 207 High Point Drive, Building 100, Victor, New York 14564.  Notices to the Participant shall be addressed to the Participant at ________________________.

IN WITNESS WHEREOF, the Company and the Participant have caused this Restricted Stock Agreement to be executed on the date set forth opposite their respective signatures, it being further understood that the Date of Grant may differ from the date of signature.

Dated:	_____________________	CONSTELLATION BRANDS, INC.

		By:	___________________________

		Its:	___________________________

Dated:	_____________________	PARTICIPANT

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